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                                                              Exhibit 99.(d)(2)


                          TERRITORIAL RESOURCES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders of Territorial Resources, Inc. to be held on May 28, 1998 and the Proxy Statement in connection therewith, each dated May 5, 1998,
(b) appoints Daniel A. Mercier and Douglas N. Baker, or either of them, each with full power to appoint his substitute, as Proxies of the undersigned, and
(c) authorizes the Proxies to represent and vote, as designated below, all the shares of Common Stock of Territorial Resources, Inc. which the undersigned would be entitled to vote if personally present, and to act for the undersigned at the Special Meeting to be held at 734 7th Avenue, S.W., Calgary, Alberta, Canada on May 28, 1998, or any adjournment thereof.

1. Approval of amendment to the Articles of Incorporation to effect a one-for-36,000 reverse stock split of the Common Stock.

               FOR  / /           AGAINST  / /           ABSTAIN  / /

2. In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                  SEE REVERSE SIDE
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                          (CONTINUED FROM OTHER SIDE)

    THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.
                                              Dated: ____________________ , 1998

                                              __________________________________

                                              __________________________________
                                                Signature(s) of Shareholder(s)

                                              (Please sign exactly as shown
                                              hereon. Executors, administrators,
                                              guardians, trustees, attorneys,
                                              and officers signing for
                                              corporations or other
                                              organizations should give full
                                              title. If a partnership or jointly
                                              owned, each owner should sign.)

      PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING
                               POSTPAID ENVELOPE.